                           PIPELINE CONSTRUCTION AND
                              OPERATING AGREEMENT
                                    between
                      MICHIGAN PRODUCTION COMPANY, L.L.C.
                                     Owner

                                      and
                     WEST SHORE PROCESSING COMPANY, L.L.C.
                                   Operator

                                October 1, 1996

TABLE OF CONTENTS
                                                          Page
 ARTICLE 1   DEFINITIONS................................... 1

 ARTICLE 2   CONSTRUCTION OF THE PIPELINE SYSTEM........... 3
             2.1 General Contractor........................ 3
             2.2 Property and Permits...................... 3
             2.3 Construction.............................. 3
             2.4  Management............................... 3

 ARTICLE 3   OPERATION OF THE PIPELINE SYSTEM.............. 3
             3.1 Operator.................................. 3
             3.2 Custody................................... 4
             3.3 Agreement of Operator to Operate
             the Pipeline.................................. 4

 ARTICLE 4   DUTIES OF OPERATOR............................ 4
       4.1   Supervision of Operations..................... 4
       4.2   Acquisitions.................................. 4
       4.3   Payment of Expenses; Liens; Claims............ 4
       4.4   No Conditional Sale Contracts, Etc............ 5
       4.5   Employment of Personnel....................... 5
       4.6   Information................................... 5
       4.7   Carrier Status................................ 5
       4.8   Compliance with Regulations................... 5
       4.9   Continued Authority........................... 5
       4.10  Access; Books and Records..................... 5
       4.11  Prohibition on Transfers...................... 6
       4.12  Operator's Performance........................ 6
       4.13  Notification of Adverse Changes............... 6
       4.14  General Supervision........................... 7

       ARTICLE 5 MATTERS REQUIRING CONSENT OF OWNER........ 7
       5.1   Releases and Partial Releases................. 7
       5.2   Claims Not Covered by Insurance............... 7

       ARTICLE 6 MATTERS NOT REQUIRING CONSENT OF OWNER.... 7
       6.1   Normal Operations............................. 7
       6.2   Emergency..................................... 7

       ARTICLE 7 OPERATING PROCEDURE....................... 7
       7.1   Product Acceptance............................ 7
       7.2   Line Fill..................................... 7
       7.3   Measurement and Sampling...................... 8

       ARTICLE 8 LIABILITY................................. 8
       8.1   Liability of Operator......................... 8
       8.2   No Liability of Owner......................... 8

       ARTICLE 9 INSURANCE................................. 8
       9.1   Insurance Policies............................ 8
       9.2   Insurance Proceeds............................ 9

                                      (i)


        9.3  Insurance by Owner............................ 9
        9.4  Contractor Insurance.......................... 9
        9.5  Third Party Damage Liability.................. 9
        9.6  Pipeline System Damages....................... 9
        9.7  Settlement of Claims.......................... 10

    ARTICLE 10 ACCOUNTING.................................. 10
       10.1  Maintenance of Accounts; Monthly Statements... 11
       10.2  Payments...................................... 11
       10.3  Adjustments................................... 11
       10.4  Audits........................................ 11
       10.5  Certain Costs and Expenses.................... 11
       10.6  Taxes......................................... 11

    ARTICLE 11 REPRESENTATIONS AND WARRANIES............... 11
       11.1  Authority and Power........................... 11
       11.2  Valid and Binding Obligation.................. 11
       11.3  Litigation and Condemnation................... 11
       11.4  Title to the Property......................... 11
       11.5  Accuracy of Information....................... 11
       11.6  Tax and Other Payments........................ 11
       11.7  Environmental Matters......................... 11
       11.8  Permits and Restrictions...................... 12

    ARTICLE 12 MISCELLANEOUS............................... 12
       12.1  Modifications................................. 12
       12.2  Rights of Third Parties....................... 12
       12.3  No Agency, Partnership or Joint Venture....... 12
       12.4  Further Assurances............................ 12
       12.5  Notices....................................... 12
       12.6  Severability.................................. 13
       12.7  Number and Gender............................. 13
       12.8  Time of Essence............................... 14
       12.9  Captions...................................... 14
       12.10 Applicable Law................................ 14
       12.11 Counterparts.................................. 14
       12.12 Successors and Assigns........................ 14
       12.13 No Oral Agreement............................. 14
       12.14 Term of Agreement............................. 14

                                      (ii)

                 PIPELINE CONSTRUCTION AND OPERATING AGREEMENT

          THIS PIPELINE CONSTRUCTION AND OPERATING AGREEMENT (this "Agreement"), dated as of October 1, 1996, is between WEST SHORE PROCESSING COMPANY, LLC, a Michigan limited liability company ("Operator"), and MICHIGAN PRODUCTION COMPANY, L.L.C., a Michigan limited liability company ("Owner").

          WHEREAS, Owner has previously determined to design, construct, and operate the Pipeline (as hereinafter defined), the general location and physical description of which are more particularly set forth in Article 1;

          WHEREAS, Owner desires to appoint Operator to construct, operate, and maintain the Pipeline on Owner's behalf and Operator desires to accept such appointment;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other consideration, the receipt and adequacy of which are hereby acknowledged, and without limitation of the parties' rights and obligations under the Gathering Agreement and the Participation Agreement (as such terms are hereinafter defined), Owner and Operator hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

          For purposes of this Agreement, the following terms are defined as follows:

          Affiliate of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such person. A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contact or otherwise.

          Basin means Operator's Affiliate, Basin Pipeline, L.L.C., a Michigan limited liability company.

          Capital Expenditures shall mean all costs incurred in constructing the Pipeline and any additions or changes thereto, subject to such adjustment as may be required for removal or abandonment of all or part of the Pipeline.

          Gathering Agreement means the Gas Gathering, Treatment and Processing Agreement dated May 2, 1996, as amended from time to time, between Owner, as producer, and Operator, as processor.

          Governmental Authority means the United States of America or any nation, commonwealth, state, county, city, territory, possession, parish, town, municipality, and any other political subdivision, agency, court, department, commission, board, bureau, or other instrumentality.

          Governmental Requirements means all Laws of any Governmental Authority applicable to Operator or the Pipeline.

          Law or Laws means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, decisions, opinions, or decrees of any Governmental Authority.

          Loan Agreement means the Non-Recourse Loan Agreement dated as of October 1, 1996, between Operator, as lender, and Owner, as borrower, as amended from time to time.

          MARKWEST means Operator's Affiliate, MarkWest Michigan, LLC, a Michigan limited liability company, or any successor in interest to MarkWest Michigan, LLC, in connection with any reorganization of such company.

          OPERATING ACCOUNT shall mean the account that represents the financial responsibility of Operator to Owner. Specifically, it shall represent the accountability of all revenue, expense, allocations, and distributions of the Operator on behalf of Owner.

          OPTION AGREEMENT means the Option and Agreement to Purchase and Sell Pipeline dated as of October 1, 1996, between Owner and Operator, as amended from time to time.

          PARTICIPATION AGREEMENT means the Participation, Ownership and Operating Agreement for West Shore Processing Company, LLC, dated May 2, 1996, between MarkWest and Michigan Energy Company, L.L.C., as amended by the First Amendment thereto dated as of October 1, 1996, and as further amended from time to time.

          PIPELINE means the nominal 10-inch diameter, natural gas producer pipeline extending along the right of way of Consumers Power from the delivery point at the gathering lateral of Owner's Slocum 1-21 Well, which delivery point is expected to be in the Northwest quarter of Section 30, Township 15 North, Range 16 West, Elbridge Township, in Oceana County, Michigan, to the terminus of Basin's existing pipeline located in Section 32, Township 19 North, Range 17 West, Victory Township, in Mason Countv, Michigan, including, without limitation, (a) the Property, and (b) all pipes, pipelines, pumping equipment, assemblies, heaters, valves, controls, monitoring equipment, communications equipment, towers, sensors, cathodic protection systems, test stations, corrosion detection and monitoring devices, inspection pigs, drums, flare facilities, sampling equipment, and all associated facilities and equipment, including spare parts, related thereto, as wel1 as any and all additions, replacements, extension, modifications or enlargements of any of the foregoing.

          PLAN OF DEVELOPMENT means the Plan of Development for the Pipeline (including the final working drawings and specifications), together with any amendments or modifications thereto, and authorizations for expenditures prepared by MarkWest under the Participation Agreement and approved in accordance with the Participation Agreement.

          PRODUCTS shal1 mean all natural gas, natural gas liquids and other petroleum or petroleum related commodities that the Pipeline will transport for the benefit of Owner.

          PROPERTY means all rights of way, easements, leaseholds, fee parcels and other real property interests associated with the Pipeline, as contemplated by the Plan of Development.

                                   ARTICLE 2
                      CONSTRUCTION OF THE PIPELINE SYSTEM
                      -----------------------------------

          2.1 General Contractor. Owner hereby designates Operator as the
              --------------------
general contractor for the construction of the Pipeline and, subject to the provisions of this Agreement, Operator shall have the exclusive right to act as such general contractor.

          2.2 Property and Permits. Operator shall acquire, on behalf of Owner,
              ----------------------
the Property and all permits from Government Authorities required for the construction, operation and maintenance of the Pipeline.

          2.3 Construction. Operator (directly, or acting through Basin or
              --------------
MarkWest) shall construct the Pipeline in accordance with the Plan of Development and all Governmental Requirements.

          2.4 Management. Operator shall be in direct charge and shall
              ------------
supervise, on behalf of Owner, all matters arising under the construction and shall proceed with such matters in a good and workmanlike manner and, subject to the provisions of this Agreement, in accordance with its best judgment of what a prudent general contractor would do under the same or similar circumstances. Operator shall consult freely with Owner and shall keep Owner reasonably informed of all significant matters arising during the construction of the Pipeline.

                                   ARTICLE 3
                        OPERATION OF THE PIPELINE SYSTEM

          3.1 Operator.  Owner hereby designates Operator as the operator of the
              ---------
Pipeline and, subject to the provisions of this Agreement, Operator shall have the exclusive right (directly, or acting through Basin or MarkWest) to operate the Pipeline.

           3.2 Custody.   Operator shall have custody of the Pipeline and
               -------
the Pipeline will be held by Operator for Owner's benefit.

          3.3 Agreement of Operator to Operate the Pipeline.  Operator shall
              ---------------------------------------------
conduct all operations hereunder in a good and workmanlike manner, and, subject to the provisions of this Agreement, in accordance with is best judgment of what a prudent operator would do under the same or similar circumstances. Operator shall consult freely with Owner and shall keep Owner reasonably informed of all significant matters arising during the operation, maintenance, or alteration of the Pipeline.

                                   ARTICLE 4
                               DUTIES OF OPERATOR
                               ------------------

          Supervision of Operations.  Operator shall supervise all operations of
          -------------------------
the Pipeline for measurement, analysis, dispatching, pumping, and transporting of Products from all points of delivery into or out of the Pipeline.

          4.2 Acquisitions. Operator shall supervise the purchase and use of all
              ------------
materials, contract services, utilities, and supplies in connection with the construction, operation and maintenance of the Pipeline. Operator shall cause all materials supplied for, or intended to be used in, the construction of the Pipeline, but not affixed to or incorporated into the Pipeline, to be stored on the Property or at such other location as may be approved by Owner in writing prior to storage in such other location, with adequate safeguards, as required by Owner, to prevent loss, theft, damage, or commingling with other materials or Pipelines.

          4.3 Payment of Expenses; Liens; Claims. Operator shall promptly pay
              ----------------------------------
and discharge all costs and expenses incurred in connection with the construction, maintenance and operation of the Pipeline pursuant to this Agreement and take advantage of trade discounts where available. Operator shall keep the Pipeline free and clear of any Liens arising out of the Pipeline's construction, operation or maintenance, other than Liens in favor of Bank of America Illinois and liens approved in writing by Owner (and Liens hereafter created by Owner, which Owner agrees to promptly discharge and remove). Operator
(a) may contest the validity or amount of any claim of any contractor, consultant, or other person providing labor, materials, or services with respect to the Pipeline, (b) may contest any Tax levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements; provided however, that during the pendency of any such contest, Operator shall set aside adequate reserves being established in accordance with GAAP and shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property. Owner may (but shall not be obligated to) commence, appear in, or defend any proceeding purporting to affect the Pipeline, or the respective rights and obligations of Owner and Operator pursuant to this Agreement.

     Owner may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceeding which Operator agrees to repay upon demand.

     4.4 NO CONDITIONAL SALE CONTRACTS. ETC.   No materials, equipment, or
         -----------------------------------
fixtures shall be supplied, purchased or installed for the construction or operation of the Pipeline pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess such materials, equipment, or fixtures, except in favor of Lender.

      4.5 EMPLOYMENT OF PERSONNEL.  Operator shall employ as its employees,
          -----------------------
or contract for, all personnel reasonably required to construct, operate and maintain the Pipeline efficiently and pay the wages and salaries of such personnel at reasonable rates for the type and character of the services performed. Such personnel shall be the employees of Operator and not the employees of Owner.

       4.6 INFORMATION.  Operator shall furnish to Owner each month, along
           -------------
with the Operating Account statement required by Section 10.1, (a) all information regarding the Pipeline which is required to be furnished by MarkWest to Michigan Energy Company, L.L.C., under the Participation Agreement, and (b) all other reasonable information required by Owner from Operator relating to the construction, operation and maintenance of the Pipeline. Operator shall promptly notify Owner of any change in any fact or circumstance represented or warranted by Operator to Owner.

        4.7 CARRIER STATUS.  Operator shall operate the Pipeline as a
            ---------------
"producer pipeline" under Michigan Law, and not as a "common carrier."

        4.8 COMPLIANCE WITH REGULATIONS. Operator shall abide by and conform
            -----------------------------
to all Governmental Requirements, and insofar as proper operation of the Pipeline shall require it, make all necessary reports, tax renditions and returns to Governmental Authorities, secure all necessary licenses and permits, and pay all valid applicable taxes and fees levied upon the Pipeline or on operations hereunder.

         4.9 CONTINUED AUTHORITY. Operator shall preserve and maintain all
             ---------------------
licenses, permits, privileges, franchises, certificates and the like necessary for the operation of its business and its ownership, construction and operation of the Pipeline.

         4.10 ACCESS: BOOKS AND RECORDS.  Operator grants Owner access to the
              -------------------------
            Pipeline site at all reasonable times and shall permit Owner, at all reasonable times, to examine and copy (a) Operator's books and records pertaining to the Operating Account and the Pipeline, and (b) all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the operation and maintenance of the Pipeline. Such books and records of Operator shall be kept in accordance with GAAP.

          4.11 PROHIBITION ON TRANSFERS. A Transfer may not occur without
               --------------------------
Owner's prior written consent (other than pursuant to the Option Agreement). The term "Transfer" means the occurrence, whether direct or indirect, voluntary or involuntary, by written instrument (whether or not filed for record), by operation of law or otherwise, of any of the following: (a) any interest in Operator is sold, conveyed, mortgaged, pledged or otherwise transferred or encumbered (other than transfers to Affiliates or in connection with a reorganization of Operator or Operator's parent entity, where such Affiliate or reorganized company has assumed Operator's obligations under this Agreement),
(b) any Lien is hereafter created by Operator or arises with respect to Operator covering the Pipeline or the Pipeline is hereafter pledged or encumbered by Operator in any manner, (c) any easement, right-of-way or any other right whatsoever with respect to the Pipeline is hereafter created or granted by Operator without Owner's prior written consent, which consent may not be unreasonably withheld, or (d) possession of the Pipeline is transferred by Operator. As used in this paragraph, the term "Pipeline" includes all of the Pipeline, part of the Pipeline, or any interest in all of part of the Pipeline.

          4.12 OPERATOR'S PERFORMANCE. If Operator fails to comply with any of
               ------------------------
its agreements, covenants, or obligations under this Agreement, then Owner (in Operator's name or in its own name), after giving Operator at least 10 days' prior written notice of its intent to do so, may perform those agreements, covenants, or obligations or cause them to be performed for the account of Operator and at Operator's sole cost and expense, but Owner shall not be obligated to do so. Any and all costs and expenses thus incurred or paid by Owner shall be Operator's demand obligations to Owner and shall bear interest from the date of Owner's payment of any such obligation or expense for Operator's account until the date that Operator repays it to Owner at the Default Rate described in the Loan Agreement. Upon making any such payment or incurring any such cost or expense, Owner shall be fully subrogated to all of the rights of the Person receiving such payment.

          The amount and nature of any such cost and expense and the time when paid shall be fully established by the affidavit of Owner or any of Owner's officers or agents.

          4.13 NOTIFICATION OF ADVERSE CHANGES. Operator shall promptly notify
               ---------------------------------
            Owner of the occurrence of any event or
condition which, if not remedied, would result in a material, adverse change to the financial condition of Operator or would materially and adversely affect the value of the Pipeline.

          4.14  General Supervision.   Operator shall supervise all other
                ---------------------
matters necessary to the full accomplishment of the purpose of this Agreement.

                                   ARTICLE 5

                       MATTERS REQUIRING CONSENT OF OWNER
                       ----------------------------------

          5.1 Releases and Partial Releases.   Any full or partial release,
              -------------------------------
surrender, relinquishment or termination of any permits held by or for the benefit of the Pipeline or the Owner or of any portion of the Property shall require the prior written consent of Owner.

          5.2 Claims Not Covered by Insurance.  Payment of any claims in excess
              -------------------------------
of $10,000 which are not covered by insurance maintained by Operator shall require the prior written consent of Owner, which consent shall not be unreasonably withheld.

                                   ARTICLE 6

                     MATTERS NOT REQUIRING CONSENT OF OWNER
                     --------------------------------------

          6.1 Normal Operations.   Except as specifically set forth in Article
              -------------------
5, Operator is authorized, without prior approval of Owner, to make all expenditures necessary for the construction of the Pipeline in accordance with the Plan of Development, and for normal or recurring operating and maintenance expenses.

          6.2 Emergency.   In the event of explosion, fire, flood, or other
              -----------
sudden emergency, Operator may take such steps and incur such expense as, in its reasonable opinion, are required to safeguard life and property, but upon so doing Operator shall as promptly as possible thereafter report the emergency and the action taken to Owner.

                                   ARTICLE 7

                              OPERATING PROCEDURE
                              -------------------

          7.1 Product Acceptance.   Products will be accepted by Operator for
              --------------------
transportation through the Pipeline only in accordance with the Gathering Agreement.

          7.2 Line Fill.  Title to line fill shall, in accordance with the terms
              -----------
of the Gathering Agreement, remain at all times in Owner in its capacity as producer under the Gathering Agreement. During the term of this Agreement possession of line fill shall be held by the Operator for the Owner's benefit. Upon the termination of this Agreement, possession of line fill shall be held by the Operator in its capacity as processor under the Gathering Agreement without affecting the "Pipeline Cost" (as defined in the Loan Agreement).

          7.3 Measurement and Sampling.   During each monthly accounting period,
              --------------------------
Operator-shall be responsible for the accurate measurement and sampling of all Products transported into and out of the Pipeline. Operator shall operate measurement facilities at locations as specified in, and in accordance with the procedures of, the Gathering Agreement.

                                   ARTICLE 8
                                   LIABILITY
                                   ---------

          8.1 Liability of Operator.   In the conduct of the construction,
              -----------------------
operation and maintenance of the Pipeline hereunder, Operator shall be obligated to use the care and diligence customarily exercised by a prudent general contractor and operator. Operator shall be liable for, and hereby indemnifies Owner, its employees and agents against, any loss resulting from, or relating to, the Pipeline or its construction, operation or maintenance, unless caused solely by the gross negligence or willful misconduct of Owner.

          8.2 No Liability of Owner. Owner shall have no liability, obligation,
              -----------------------
or responsibility whatsoever with respect to the construction, operation or maintenance of the Pipeline. Owner shall not be obligated to inspect the Pipeline, nor be liable for the performance or default of Operator or any other party, or for any failure to construct, complete, protect, or insure the Pipeline, or for the payment of costs of labor, materials, or services supplied for the construction of the Pipeline. Nothing shall be construed as a representation or warranty, express or implied, to any party by Owner. Operator agrees to indemnify and hold harmless Owner from and against all claims, liabilities, costs, expenses and causes of action arising out of or based upon or related to the construction, operation and maintenance of the Pipeline, other than those which arise solely from actions taken by Owner without the authorization of Operator.

                                   ARTICLE 9

                                   INSURANCE
                                   ---------

          9.1 Insurance Policies.  As to all work hereunder, Operator shall
              --------------------
          cause MarkWest to carry for the benefit and protection of the parties hereto the Worker's Compensation and Employer's Liability insurance, Comprehensive General Liability insurance, Comprehensive Auto Liability insurance, All Risk insurance and other insurance required by Article VII of the Participation Agreement. To the extent permitted by the Laws of

Michigan, all such policies of insurance shall (x) name Owner as an additional insured with loss proceeds payable to Operator and Owner, as their interests may appear, (y) provide for at least 30 days prior written notice to Owner of any cancellation or change in coverage, and (z) provide that no act of the insured nor use of the Pipeline will invalidate such insurance with respect to Owner.

          9.2 Insurance Proceeds. If an insured loss occurs, any and all monies
              --------------------
that may be become payable under any insurance policies required hereunder by reason of damage to, or loss or destruction of the Pipeline or any part thereof shall be applied to repair, rebuild and restore the Pipeline to its condition prior to the occurrence of the insured loss, with any excess monies applied to Owner's Obligation under the Loan Agreement

          9.3 Insurance by Owner.   Owner may acquire such insurance as it deems
              --------------------
proper to protect itself against third party claims or damages to the Pipeline, and such insurance shall inure solely to the benefit of Owner.

          9.4 Contractor Insurance. Operator shall require all third party
              ----------------------
contractors which are performing work in connection with, or for the benefit of, operations hereunder to comply with applicable Worker's Compensation and Employer's Liability Laws and to maintain (a) Worker's Compensation insurance,
(b) Employer's Liability insurance (with minimum limits of $500,000 per accident, per disease-policy and per disease-each employee), (c) Comprehensive General Liability insurance (including pollution liability, owners and contractors protective liability, products and completed operations liability, contractual liability, explosion, blowout and cratering with minimum limits of $1,000,000 bodily injury and property damage per occurrence), (d) Business Automobile Liability insurance (with minimum limits of $1,000,000 bodily injury and property damage per occurrence), (e) Umbrella Liability insurance (of not less than $5,000,000 per occurrence and in the aggregate), (f) Contractor's Protective or Contingent Liability insurance (with minimum limits of $1,000,000 bodily injury and property damage per occurrence), (g) Environmental Impairment Liability insurance (or the equivalent, with minimum limits of $10,000,000 bodily injury and property damage per occurrence), and (h) any other insurance as Operator shall deem necessary.

          9.5 Third Party Damage Liability.   The liability, if any, in damages
              ------------------------------
for claims growing out of personal injury to or death of third parties or damage to or destruction of property of third parties resulting from operations conducted hereunder shall be borne by Operator, unless such claims are due solely to the willful misconduct or gross negligence of Owner.

          9.6 Pipeline System Damages.   Operator shall be liable to Owner for
              --------------------------
          damage to or for loss or destruction of Owner's property from operations hereunder, unless such damage, loss, or destruction arises solely out of the willful misconduct or gross negligence of Owner.

          9.7 Settlement of Claims.   In accordance with Section 5.6, any claims
              ----------------------
asserted by any person in connection with the Pipeline which are not covered by insurance may be settled by Operator if such amount does not exceed $10,000. Operator shall promptly furnish Owner written notice of any loss, damage or claim in excess of such amount, and settlement shall be subject to approval by Owner, which approval shall not be unreasonably withheld.

                                   ARTICLE 10
                                   ACCOUNTING
                                   ----------

          10.1 Maintenance of Accounts; Monthly Statements.   Operator shall
               -------------------------------------------
maintain an accurate Operating Account of all costs and expenses incurred by it in constructing, operating and maintaining the Pipeline and all income from the operation of the Pipeline. Each month Operator shall transmit to the Owner a statement showing the total charges and credits to the Operating Account during the preceding calendar month. The Operating Account shall be maintained in accordance with generally accepted accounting principles and methods prescribed by applicable regulatory agencies.

          10.2 Payments. Operator shall pay all costs and expenses incurred in
               --------
the construction, operation and maintenance of the Pipeline. All such payments which relate to the construction of the Pipeline shall be deemed to be advances by Operator, as lender, to Owner, as borrower, under the terms of the Loan Agreement and shall be repayable in accordance with the terms of the Loan Agreement. Owner shall have no obligation to pay for any such costs of construction by any other method, regardless of whether any default exists under the Loan Agreement, and no default under the Loan Agreement shall relieve the Operator of its obligations under this Agreement.

          10.3 Adjustments.   Payment of any such amounts by Operator under
               -------------
Section 10.2 shall not prejudice the right of Owner to protest or question the correctness thereof . Without limiting Owner's audit rights under Section 10.4, all statements rendered to Owner by Operator during any calendar year shall conclusively be presumed to be true and correct 60 days after delivery of such statements, unless Owner makes claim on Operator for adjustment.

          10.4 Audits.   Owner, upon notice in writing to  Operator, shall have
               --------
the right to audit Operator's accounts and records relating to the accounting hereunder for any period prior to date of audit. Operator shall bear no portion of Owner's audit cost incurred under this paragraph, unless agreed to by Operator. All discrepancies disclosed by said audit must be provided in writing to Operator within 60 days after completion of said audit.

          10.5  Certain Costs and expenses.    Charges incurred by Operator in
                -----------------------------
connection with the Pipeline for damages and losses to property and equipment, litigation, insurance premiums and claims, and administrative overhead shall be the responsibility of Operator and shall not be deemed to be advances to Owner under the Loan Agreement.

           10.6  Taxes.
                 -----

           (a) Income Taxes.  Each party shall be responsible for the
               ------------
preparation, filing and payment of its own income tax returns.

           (b) Non-Income Taxes.   Except to the extent that Operator is
               ------------------
prohibited or prevented from doing so by Law, or by the administrative practice of any taxing office, or by the fact that to do so requires information which is in the possession of Owner, but not of Operator and which Owner cannot legally furnish to Operator (all of which are herein called "Preventing Factors"), Operator, acting for itself and Owner, shall (i) prepare and file all reports, returns, and renditions in connection with ad valorem taxes and all other taxes (other than taxes on or measured by income) on all interest in, and business through, the Pipeline, and (ii) pay such taxes on or before the date due and shall charge same to Operating Account; provided that Operator may contest the validity of any such tax or any assessment made in connection therewith, and may defer payment of the tax appurtenant to the contested assessment until the proceedings are terminated or until Operator determines that further contest is useless, if, in each case, such contest or payment deferral does not jeopardize the operation of the Pipeline or its ownership by Owner. Upon the request of Operator, Owner shall (except to the extent it is prohibited by Law from doing so) promptly furnish Operator with any information needed by Operator in order to carry out its obligations under this Subparagraph, Operator shall. give written notice of such fact to Owner, specifying the Preventing Factors concerned and the taxes and governmental units to which such Preventing Factors apply, and thereafter Owner shall pay the taxes applicable to it, or to its interest in, and business through, the Pipeline insofar as they relate to the taxes and governmental units specified in the notice.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          11.1 Authority and Power:  Each party represents and warrants to the
               --------------------
             other that (a) it is a limited liability company duly organized, validly existing, and in good standing under the laws of Michigan,
             (b) the nature and extent of its business and properties do not require it to qualify to transact business as a foreign entity in any other jurisdiction, and (c) it possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being conducted.

          11.2 Valid and Binding Obligation.   Each party represents and
               ------------------------------
warrants to the other that its execution, delivery, and performance of this Agreement (a) have been duly authorized, (b) have received all, if any, requisite prior approvals of any Governmental Authority, (c) constitute the legal, valid, and binding obligations of it, (d) will not violate, be in conflict with, result in a breech, or constitute (with due notice or lapse of time, or both) a default under, its Articles of Organization or Regulations or any Governmental Requirement or any material agreement to which it is a party or by which it may be bound or affected, and (e) will not result in the creation or imposition of any Lien upon any of its property or assets.

          11.3 Litigation and Condemnation.  Each party represents and warrants
               ----------------------------
to the other that, to its knowledge, there is no threatened or pending Litigation against or affecting the Pipeline before or by any Governmental Authority.

          11.4   Title to the Property. Operator represents and warrants to
                 ---------------------
Owner that it has good and indefeasible title to the permits, rights of way, easements, leaseholds, fee parcels and other real property interests obtained by it on behalf of Owner in connection with the Pipeline.

          11.5 Accuracy of Information.   Operator represents and warrants to
               -------------------------
Owner that no information, certification, or report submitted to Owner by or on behalf of Operator contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not misleading.

          11.6 Tax and Other Payments.  Operator represents and warrants to
               ----------------------
Owner that Operator has filed or will file all required Tax returns with respect to the Pipeline and has paid or will pay all Taxes with respect to the Pipeline which have become due pursuant to such returns or pursuant to any assessments received by it. All other governmental charges imposed upon Operator or its assets which are due and payable, have been paid or will be paid before they become delinquent. Operator has paid or will pay in full all sums owing or claimed for labor, materials, supplies, personal property (whether or not constituting a fixture), and services of every kind and character used, furnished, or installed in the Pipeline and no claim for the same currently exists or will be permitted to become past due, unless contested by the Operator in good faith, by appropriate proceedings and with adequate reserves being established in accordance with GAAP.

           11.7 Environmental Matters.   Operator represents and warrants to
                -----------------------
             Owner that Operator (a) knows of no environmental condition or circumstance adversely affecting its operations or the Pipeline, (b) has not received any report of any violations of any Environmental Law, (c) knows of no obligation to remedy any violations of any Environmental Law.

          11.8 Permits and Restrictions.  Operator represents and warrants to
               -------------------------
Owner that all permits required for the construction and operation of the Pipeline have been obtained and are currently in effect or will be obtained by the Operator prior to performing the activity which requires such permit. There are no deed restrictions which have not been effectively waived which would prohibit, limit, or interfere with the operation of the Pipeline.

                                   ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

          12.1 Modifications.  No provision of this Agreement may be modified,
               --------------
waived, or terminated except by a written instrument executed by the party against whom a modification, waiver, or termination is sought to be enforced.

          12.2 Rights of Third Parties.   All conditions of Operator's
               -------------------------
obligations under this Agreement are imposed solely and exclusively for the benefit of Owner and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall under any circumstances be deemed a beneficiary of this Agreement. Any and all of the terms and conditions of this Agreement may be freely waived in whole or in part by Owner at any time if in its sole discretion Owner deems it desirable to do so. Owner reserves the right to enter into modifications or amendments of this Agreement with Operator without notice to or the consent of any other party.

          12.3 No Agency, Partnership or Joint Venture.  Owner is not the agent
               ---------------------------------------
or representative of Operator. Operator is not the agent or representative of Owner. Nothing in this Agreement shall be construed to make Owner liable to anyone for goods delivered or services performed upon the Pipeline or for debts or claims accruing against Operator. Nothing herein shall be construed to create a relationship between Owner and anyone supplying labor or materials to the Pipeline. Nothing in this Agreement or in the acts of the parties hereto shall be construed to create a partnership or joint venture between Operator and Owner.

          12.4 Further Assurances.   Operator shall perform, execute,
               --------------------
acknowledge and deliver, at Operator's sole cost and expense, all such additional documents as Owner may reasonably require from time to time in order to better confirm to Owner all the Rights now or hereafter intended to be granted to Owner under this Agreement.

          12.5 Notices.   All notices required or permitted to be
               ---------
given under this Agreement must be in writing and shall be effective upon delivery to the address specified below. By giving at least 10 days written notice, Operator or Owner shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America.

               If to Operator:

               West Shore Processing Company, LLC
               5613 DTC Parkway, Suite 400
               Englewood, Colorado 80111
               Telephone No: (303) 290-8700
               Facsimile No: (303) 290-8769
               Attention: Randy S. Nickerson


               If to Owner:

               Michigan Production Company, L.L.C.
               c/o Tenneco Ventures Corporation
               1100 Louisiana, Suite 1543
               Houston, Texas 77002
               Telephone No.: (713) 757-3698
               Facsimile No.:  (713) 757-8314
               Attention: Rick Lester

          12.6 Severability.   In the event any of the provisions of this
               -------------
Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and such document shall be construed as if such provision had never been contained herein. Such provision shall be automatically replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to such provision as the context thereof would reasonably allow, so that such provision would thereafter be legal, valid, and enforceable. However, if disregarding or replacing such provision would frustrate the intent and purposes of such document, Owner may petition any Governmental Authority having jurisdiction in equity to render a judgment modifying the disregarded provision or provisions of such document so as to carry out such intent and purposes.

           12.7 Number and Gender.  Except as expressly otherwise stated with
                ------------------
              respect to the language used in this Agreement, particularly the defined terms, the singular shall include the plural, the plural shall include the singular, and the reference to any gender shall include all genders.

          12.8 Time of Essence.   Time is of the essence in performance of
               -----------------
this Agreement by Operator.

          12.9 Captions   The captions, headings, and arrangements used in this
               ---------
Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

          12.10 Applicable Law. This Agreement shall be governed by and
                ---------------
construed in accordance with the laws of the State of Michigan and the laws of the United States applicable to transactions within such State.

          12.11  Counterparts.   This Agreement may be executed in any number of
                 --------------
counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

          12.12 Successors and Assigns.   This Agreement shall inure to the
                ------------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. However, the Loan Documents may not be assigned by Operator or Owner without the others prior written consent. Any such attempted assignment shall be void.

          12.13 No Oral Agreement.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES
                ------------------
HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY OPERATOR AND OWNER (OR BY OPERATOR FOR THE BENEFIT OF OWNER) REPRESENT THE FINAL AGREEMENT BETWEEN OPERATOR AND OWNER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          12.14 Term of Agreement   This Agreement shall remain in force until
                ------------------
Owner disposes of the Pipeline accordance with this Agreement and the Loan Agreement, whereupon all operations hereunder shall be brought to a conclusion, and Operator shall make final accounting between Operator and Owner.

               EXECUTED on the date first above recited.

WEST SHORE PROCESSING COMPANY, LLC
MARKWEST Michigan, Inc.

/S/ ARTHUR J. DENNEY
    VICE PRESIDENT

MICHIGAN PRODUCTION COMPANY, L.L.C.

/S/ MICHAEL V. RONCA, MANAGER
/S/ ROBERT L. ZORICH, MANAGER